Exhibit 10.10

AMENDMENT TO THE LANDSTAR SYSTEM, INC.

DIRECTORS STOCK COMPENSATION PLAN

This amendment (this “Amendment”) to the Landstar System, Inc. Directors Stock Compensation Plan (the “Plan”), is hereby adopted by the Board of Directors of Landstar System Inc. (the “Company”).

WHEREAS, the Company maintains the Plan to enable the Company and its subsidiaries to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries with compensation in the form of shares of the common stock, par value $0.01 per share, of the Company;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the definition of Fair Market Value set forth in Section 3.1 of the Plan;

WHEREAS, Article V of the Plan authorizes the Board to amend the Plan;

NOW, THEREFORE, the last two sentences of Section 3.1 of the Plan are hereby amended and restated in their entirety to read as follows:

“For the purposes of the Plan, “Fair Market Value” means, on any date, the average of the high sales price and the low sales price of a Share as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of a Share are traded or quoted at the relevant time) on such date. In the event that there are no Share transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Share transactions were so reported.”

Except as expressly provided herein, this Amendment is not intended to amend any other provision of the Plan.

IN WITNESS WHEREOF, the Board has caused this Amendment to be duly executed effective as of December 2, 2015.

LANDSTAR SYSTEM, INC.

By: /s/ Diana M. Murphy
Name: Diana M. Murphy
Title: Chairman of the Board